EXHIBIT 10.6


                         SPECIMEN CONVERTIBLE DEBENTURE



THIS DEBENTURE IS OFFERED ONLY IN THOSE JURISDICTIONS AND TO THOSE PERSONS WHERE AND TO WHOM THEY MAY BE LAWFULLY OFFERED FOR SALE. THIS IS NOT, AND IN NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF THIS DEBENTURE. NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA OR IN ANY OTHER JURISDICTION HAS REVIEWED THIS DEBENTURE OR IN ANY WAY PASSED UPON THE MERITS OF IT AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE. PERSONS WHO WILL BE ACQUIRING THIS DEBENTURE WILL NOT HAVE THE BENEFIT OF THE REVIEW OF THIS MATERIAL BY ANY SECURITIES COMMISSION OR SIMILAR AUTHORITY. THIS DEBENTURE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, SUBJECT TO CERTAIN EXEMPTIONS, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA.

                                  TRIPLE-C-INC.
                            (An Ontario Corporation)

______________% SUBORDINATED CONVERTIBLE DEBENTURE DUE __________________, 2001
Debenture No. ___________________

____________, 2000

$___________ CDN                             Hamilton, Ontario


         TRIPLE-C-INC., an Ontario corporation (the "Company"), for value received, hereby promises to pay to ("Holder"), the principal sum of ___________ Dollars and _____________ cents CDN., together with interest at the rate of _______percent (____%) per annum (computed on the basis of actual days elapsed and a year of three hundred sixty five (365) days) accrued on such principal sum both before and after maturity, default or judgement until all obligations under this Debenture have been satisfied. For purposes of the Interest Act (Canada), annual interest may be calculated for any year by multiplying _______% by a fraction, the numerator of which is the number of days in the year and the denominator of which is 365. Interest provided for herein shall begin to accrue as and from the date of issuance of this Debenture set forth above and shall be paid once in respect of each fiscal quarter of the Company ending after the date of the issuance of this Debenture, on the first business day of the next fiscal quarter. The principal sum and all accrued and unpaid interest thereon shall be paid in full on ________________, 2001 ("Maturity Date"). Payment of the principal sum and interest accrued on this Debenture shall be made at the principal offices of the Company, or such other place as the Holder and the Company may agree, by regular cheque of the Company payable in Canadian dollars. This Debenture is subject to the following terms and conditions:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Defined Terms. As used in this Debenture, the following terms, where used with an initial capital letter, have the following meanings:

         "Business Day" means a day other than a Saturday, Sunday or any day which is a statutory holiday in the Province of Ontario.

         "Common Shares" means common shares without par value in the capital of the Company, whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination or consolidation thereof, "Common Shares" shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction, combination or consolidation.

         "Company" means Triple-C-Inc., an Ontario corporation, and shall also include its successors and assigns.

         "Exercise Date" means the date upon which the Holder exercises its Conversion Rights in accordance with the terms of paragraph (c) of Appendix A.

         "Holder" means the registered Holder of this Debenture. The Company shall not be obliged to give effect to or recognize any trust obligation of any registered holder.

         "IPO" or "Initial Public Offering" means the issue of Common Shares (or securities convertible into or exchangeable for Common Shares of the Company) by the Company pursuant to a final prospectus for which a receipt is issued by a securities commission or similar regulatory body in Canada and/or pursuant to an effective registration statement filed with the United States Securities and Exchange Commission to enable the sale of Common Shares to members of the public, or the issue of any shares to the shareholders of the Company by a corporation which is a reporting issuer in a Province of Canada or public company in any jurisdiction, pursuant to a reverse take-over bid, statutory amalgamation, statutory arrangement or similar transaction involving the Company.

         "Senior Debt" means any debt or liability of any nature and kind which is a secured obligation of the Company including, without limiting the generality of the foregoing, any indebtedness pursuant to a finance lease or title relation agreement, and all indebtedness, liabilities and obligations, present or future, direct or indirect absolute or contingent, matured or not, and whether or not secured, in favour of any third party lending institution ("Senior Lender") whether on account of a term loan, operating line or any other type of credit facility.

1.2 Expressions. The expressions "herein", "hereto", "hereunder", "hereof" and similar expressions mean or refer to this Debenture and to any particular section, clause, subclause or portion hereof.

1.3 Appendices. Each of Appendix A forms an integral part of this Debenture.

                                   ARTICLE II
                                  SUBORDINATION

2.1 Payment. Payment of the principal sum of and interest of the indebtedness evidenced by this Debenture shall be subordinate, and subject in the right of payment, to the prior payment of the Senior Debt. In this regard the Holder shall execute and deliver the form of Subordination and Postponement Agreement annexed hereto as Exhibit I or such other form as may be reasonably required by Senior Lender from time to time. In the event of liquidation of the Company or during the continuation of any default in respect of any Senior Debt continuing beyond the period of grace specified in respect of such Senior Debt, then unless and until such default is cured or waived, no payment or distribution of assets of the Company of any character, whether cash, securities, or other property, will be paid or delivered with respect to the principal sum of and interest accrued on this Debenture until the Senior Debt has been paid in full. This Debenture is an unsecured obligation of the Company that shall rank in parity with all other unsecured debt of the Company other than the Senior Debt which shall rank in priority regardless of whether all or any portion of the Senior Debt is unsecured.

2.2      Nonimpairment of Company's Obligations. Nothing contained in this
         Article II is intended to, or will:

         (i) impair, as between the Company, its creditors, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal sum of, and interest accrued on this Debenture, as and when the same become due and payable in accordance with its terms; or

         (ii) affect the relative rights of the Holder and other creditors or the Company other than the holders of Senior Debt.

Nothing contained in this Debenture will prevent the holder from exercising all remedies otherwise permitted by applicable law upon any default under this Debenture, subject to the rights of the holders of the Senior Debt.

                                   ARTICLE III
                                   PREPAYMENT

3.1 Right of Prepayment. Subject to the provisions contained in Article II hereof, the Company may, at its sole option, at any time prior to maturity, prepay all or any part of the principal sum of this Debenture (the "Prepayment"), upon notice given to the Holder as provided in section 3.2 below, by paying to the Holder such payment of principal sum together with interest then accrued on the principal sum of this Debenture to the date fixed for such payment (the "Prepayment Amount"). Notwithstanding the foregoing, the Company shall not be entitled to make a prepayment after the closing of the IPO up to and including the Time of Expiry (as defined in paragraph (j) of Appendix A) at which time the Company shall thereafter be entitled to make a Prepayment.

3.2 Notice of Prepayment. Notice of Prepayment shall be given to the Holder by registered or certified mail, a notice of such Prepayment not less than fifteen (15) days before the date fixed for prepayment, to the Holder's last address as shown on the register of Debentureholders. Such notice will specify (i) the date fixed for payment, (ii) the amount of principal sum of the Debenture to be prepaid, (iii) the amount of interest accrued on the principal sum of the Debenture to the date fixed for prepayment, and (iv) the place of payment of the Prepayment Amount.

3.3 Payment. Provided notice has been given as required in section 3.2 above, the Prepayment Amount specified in such notice shall become due and payable on the date and place stated in such notice upon presentation and surrender of this Debenture, or the part of this Debenture specified in such notice.

                                   ARTICLE IV
                                CONVERSION RIGHT

4.1 Conversion of Debenture. The Holder may, at his/her/its option, convert the unpaid principal sum of this Debenture, into Common Shares of the Company (the "Conversion Stock") at the conversion rate and upon the terms and conditions and subject to the adjustments set forth in Appendix A to this Debenture (the "Conversion Right"), which is incorporated into and forms an integral part hereof.

4.2 Conversion Stock Fully Paid: Reservation of Shares. The Company covenants and agrees that all Conversion Stock that may be issued upon the exercise of the Conversion Right referred to in section 4.1 above will, upon issuance in accordance with the terms of Appendix A, be fully paid and non-assessable and free from all taxes, liens and charges (except for taxes, if any, upon the income of the Holder and applicable transfer taxes). The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of its Common Shares for the purpose of issue upon the exercise of such conversion privileges.

4.3 Adjustment of Number of Shares and Conversion Price. The number of shares of Common Shares issuable upon conversion of the Debentures and the conversion price with respect thereto shall be subject to adjustment from time to time as set forth in Appendix A.

4.4 Accrued Interest. Upon conversion of the whole principal sum of this Debenture, or any part thereof, the Company shall pay to the Holder all interest then accrued on the whole principal of the Debenture, or in the case of a partial conversion, interest then accrued upon the portion of the principal sum of the Debenture converted, to the date of exercise of the conversion privilege.

                                    ARTICLE V
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

5.1 General. Nothing contained in this Debenture shall prevent (i) any consolidation, merger or other amalgamation of the Company with or into any other corporation or corporations, or successive consolidations, mergers or other amalgamation in which the Company or its successors is a party or parties, or (ii) shall prevent any sale or conveyance of Company assets as an entirety or any part thereof to any other corporation, partnership, association or other entity, or (iii) shall prevent any sale or conveyance of Company assets as an entirety or any part thereof to any other corporation, partnership, association or other entity of which the Company is the majority owner or general partner or managing general partner. The successor company resulting from any consolidation, merger or amalgamation will succeed to and be substituted for the Company, with the same effect as if it had been named in this Debenture in the Company's place and be liable for the due and punctual payment of the principal sum of, and interest accrued on this Debenture according to its terms.

                                   ARTICLE VI
                                     DEFAULT

6.1 Rights on Default. If a payment of principal or interest is not made when due hereunder, the Holder may declare the principal sum of this Debenture, together with any accrued and unpaid interest, not already due, to be due and payable immediately.

6.2 Enforcement. If the Holder declares the principal sum of this Debenture, together with all accrued and unpaid interest thereon, due and payable immediately, the Holder may proceed, subject, however, to all the terms and conditions of Article II, to protect and enforce his/her/its rights by action at law, suit in equity, or other appropriate proceeding.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 Restrictions on Transfer. The Debenture cannot be transferred without the prior written consent of the Company and, in any event, may not be transferred to any person where the issue of Common Shares on the exercise of the Conversion Right would require the Company to become a reporting or public issuer. The Common Shares issued on the exercise of the Conversion Right may be subject to restraints or restrictions on transfer.

7.2 Amendments This Debenture is one of a series of Debentures (the "Series Debentures") having the same terms and conditions. This Debenture may be amended if such amendment is authorized by the Company and the holders of 66 2/3% of the aggregate principal sum of all Series Debentures.

7.3 Immunity. This Debenture is solely a corporate approval obligation of the Company, and no personal liability for payment whatever shall attach to, or is or will be incurred by, the directors, officers and/or shareholders of the Company, or any of them, arising from or in connection with the Company's indebtedness created under this Debenture, or by reason of the obligations, covenants, or agreements contained in or implied from this Debenture. However, this section 7.3 is not intended to modify or otherwise affect the common law and statutory rights and obligations of the Company, its directors, officers and shareholders otherwise applicable, as of the date hereof.

7.4 Withholding Tax. All payments will be made net of any required Canadian withholding tax.

7.5 Notices. All notices, requests, demands, and payments of principal and interest given to or made upon any party under this Debenture shall, except as otherwise provided for in this Debenture, be in writing and shall be sufficiently given if delivered or mailed by first class registered or certified mail, postage prepaid and will be effective and shall be deemed to have been received upon the earlier of (i) receipt or (ii) the third (3rd) Business Day following the date such notice was mailed as aforesaid properly addressed to the Company and to the Holder at his/her/its address as follows:

As to the Company:         Triple-C-Inc.
                           8 Burford Road
                           Hamilton, Ontario
                           L8E 5B1

As to the Holder:          ____________________________
                           ____________________________
                           ____________________________
                           ____________________________

Any party hereto may change his/her/its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing.

7.6 Headings. The headings of articles, sections and subsections in this Debenture are inserted and named for convenience only, and will not affect the meaning or interpretation of any or all of any such article, section and subsection in this Debenture.

7.7 Governing Law. This Debenture shall be deemed to be made and entered into pursuant to the laws of the Province of Ontario. In the event of any dispute hereunder, this Debenture shall be governed by and shall be constructed in accordance with the laws of the Province of Ontario.

7.8 Payment Date. In the event where the date of maturity of principal or interest on this Debenture is not a business day, then payment of principal and/or interest to the Holder need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for prepayment and no interest shall accrue for the period after such date.

7.9 Construction. Wherever possible, each provision of this Debenture shall be interpreted in such a manner as to be effective and valid under applicable laws, but if any provision of this Debenture is prohibited by or invalid under applicable laws, such provision will be ineffective and/or invalid only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Debenture.

7.10 Entire Agreement. This Debenture, together with Appendix A, constitutes the entire agreement among the parties herein with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations or agreements among the undersigned and this Company in connection with the subject matter hereof, except as set forth or referred to herein. No supplement, modification or waiver or termination of this Debenture shall be binding unless in writing executed by the Company and Holder. No waiver of any of the provisions of this Debenture shall constitute a waiver of any other provision, nor shall waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the Corporation has caused this Debenture to be executed by its duly authorized officer.

         DATED: ___________________

                                       TRIPLE-C-INC.


                                       Per:
                                            --------------------------------
                                               Authorized Signing Officer

                                   APPENDIX A


The provisions of this Appendix A form an integral part of the Debenture issued by Triple-C-Inc. All defined terms used in this Appendix without separate definition shall have the meaning attributed thereto in the Debenture.

(a) Conversion Right. The Conversion Right is exercisable only upon completion of the IPO at any time prior to the Time of Expiry and may be exercisable in whole or part, provided that the principal sum of the Debenture shall be convertible in increments of $10,000. To the extent the entire principal sum of the Debenture is not converted into Common Shares as aforesaid, the Company, upon surrender of the Debenture, shall issue a new Debenture representing the balance of the principal sum. The number of shares of Conversion Stock issuable on conversion shall be determined as follows: the principal sum of the Debenture being converted shall be divided by eighty percent (80%) of the per share price (the "Conversion Price") at which the shares issued (the "Issue Price") as part of the IPO are sold by the Company.

(b) Conversion Adjustments. The Conversion Price and the number and kind of securities which may be received upon the exercise of the Conversion Right shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (i) Stock Splits and Combinations. If the Company shall at any time from time to time after the date of the IPO effect a subdivision of its outstanding shares, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the date hereof combine its outstanding Common Shares, the Conversion Price then in effect immediately before such combination shall be proportionately increased. Any adjustment under this section shall become effective upon the close of business on the date the subdivision or combination becomes effective.

         (ii) Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date of the IPO make or issue, or fix a record date for the determination payable in additional Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event that such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (2) the denominator of which shall be the sum of the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

(c) Exercise of Conversion Right. Subject to paragraph (a) of Appendix A, the Conversion Right may be exercised at any time prior to the Time of Expiry by notice in writing given by the Holder to the Company stating that he/she/it wishes to exercise such Conversion Right, the principal sum of the Debenture to be converted and shall be accompanied by the surrender of the Debenture. The Common Shares issuable on the exercise of the Conversion Right shall be deemed to be issued to the Holder as the owner of record of such securities as of the close of business on the date on which the Debenture, shall have been so surrendered. Certificates for the Common Shares, evidencing the aggregate number of securities for which the Holder is entitled upon the exercise of the Conversion Right, shall be delivered to the Holder within a reasonable time, not exceeding five Business Days, after the Exercise Date. Certificates for the Common

         Shares so delivered shall be in such denomination as the Holder may request in writing and shall be registered in the name of the Holder or such other name as the Holder may designate in writing.

(d) Other Dividends and Distributions. If the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Shares, then and in each such event provisions shall be made so that the Holder shall receive, upon conversion of this Debenture, in addition to the number of Common Shares receivable thereupon, the amount of securities or property of the Company which such holder would have received had this Debenture been converted into Common Shares on the date of such event and had thereafter, during the period form the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) receivable by the holder as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the Holder.

(e) Reclassification, Exchange or Substitution. If the Common Shares issuable upon the conversion of this Debenture shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in subsection (e) below), then and in each such event, the holder of this Debenture shall have the right thereafter to convert this Debenture into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, reclassification or other change, as the holder of the number of Common Shares into which this Debenture might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(f) Reorganization, Merger, Consolidation of Assets. If, at any time or from time to time, there shall be a capital reorganization Common Shares (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this section) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder of this Debenture shall thereafter be entitled to receive upon conversion of this Debenture, the number of shares of capital stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which the holder of Common Shares deliverable upon conversion would have been entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holder of this Debenture after the reorganization, merger, consolidation or sale to the end that the provisions of this section (including adjustments of the Conversion Price then in effect and the number of Common Shares receivable upon conversion of this Debenture) shall be applicable after that event as nearly equivalent hereto as may be practicable.

(g) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this section, Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate, signed by a senior officer of the Company, setting forth such adjustments or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(h)      Notices of Record Date.  If after the IPO date:

         (i) the Company shall set a record date for the purpose of entitling the holders of Common Shares to receive a dividend, or any other distribution, payable otherwise than in cash;

         (ii) the Company shall set a record date for the purpose of entitling the holders of shares of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights;

         (iii) there shall occur any capital reorganization of the Company, reclassification of the shares of capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Company with or into another corporation, or sale of all or substantially all of the assets of the Company; or

         (iv) there shall occur a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

                  then, and in any such case, the Company shall cause to be mailed to the holder of record of this Debenture, at least thirty (30) days prior to the dates hereinafter specified, a notice stating the date: (A) which has been set as the record date for the purpose of such dividend, distribution, or rights; or (B) on which such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and the record date as of which the holder of record shall be entitled to exchange this Debenture for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding-up.

(i) No Fractional Shares. Notwithstanding any adjustments provided for in this Appendix "A" or otherwise, the Company shall not be required upon the exercise of the Conversion Right to issue fractional Common Shares in satisfaction of its obligations hereunder. Where a fractional common share would, but for this paragraph (i) have been issued upon exercise of the Conversion Right, in lieu thereof, there shall be paid to the Holder an amount equal (rounded to the nearest $0.01) to the product obtained by multiplying such fractional share interest by the Issue Price, which payment shall be made within ten Business Days following the Exercise Date.

(j) Time of Expiry. For the purposes this Appendix A, "Time of Expiry" shall be the earlier of: (i) the date on which the entire principal sum of the Debenture has been paid, whether as a prepayment or on the Maturity Date; (ii) the Maturity Date; or (iii) 15 days following receipt by the Holder of a notice from the Company advising the Holder that the Company has completed its IPO.

                                    EXHIBIT 1
                            TO CONVERTIBLE DEBENTURE

         THIS AGREEMENT is made the ___th day of ______________, 2000 between Congress Financial Corporation (Canada) (the "Lender") and _________________(the "Subordinate Creditor") and Triple-C-Inc. (the "Borrower").

         WHEREAS pursuant to a loan agreement dated as of _____________________, ___________________________(such agreement and all amendment, modifications, restatements, supplements and replacements entered into from time to time being referred to herein as the "Loan Agreement") between the Borrower and the Lender, the Lender has agreed to extend credits to the Borrower;

         AND WHEREAS the Borrower is indebted to the Subordinate Creditor pursuant to a subordinated convertible debenture (the "Debenture") dated _______________, 2000, a copy of which is attached hereto as Schedule "A";

         AND WHEREAS the Subordinate Creditor has agreed to subordinate repayment by the Borrower of all indebtedness owing to it, to the repayment by the Borrower of all present and future indebtedness and liability of the Borrower to the Lender including, without limitation, all indebtedness of the Borrower outstanding at any time and from time to time under the Loan Agreement;

         NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto make the following covenants, acknowledgements and agreements.

1. Subordination and Postponement: The Borrower and the Subordinate Creditor hereby covenant and agree that all indebtedness, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Subordinate Creditor (the "Subordinate Debt") are hereby deferred, postponed and subordinated in all respects by the Subordinate Creditor to the prior repayment in full by the Borrower of all indebtedness, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Lender (the "Senior Debt").

2. Repayment of Subordinate Debt: Until the Senior Debt has been paid in full and the Loan Agreement has been terminated, no payment (including, but not limited to, principal and interest), prepayment or repayment on account of, or other distribution in respect of, the Subordinate Debt shall be made by the Borrower except that the Borrower may, prior to the occurrence of an event of default that is continuing under the Loan Agreement, make scheduled interest and principal payments pursuant to the Debenture. Notwithstanding the foregoing, the Borrower shall not be entitled to make any payments under the Debenture if an event of default would result from such payment or if the Borrower is not or would not be in compliance with all of the terms, conditions and covenants contained in the Loan Agreement (including, without limitation, Section 9.9). The Borrower and the Subordinate Creditor covenant and agree in favour of the Lender that, so long as any Senior Debt remains outstanding, no amendment will be made to the Debenture resulting in an increase or an acceleration in any amount payable by the Borrower to the Subordinate Creditor thereunder.

3. No Security: The Subordinate Creditor represents that it has not received any security from the Borrower in respect of the Subordinated Debt and covenants in favour of the Senior Creditor that during the term of this Agreement, it shall not possess any security for the Subordinated Debt.

4. Restriction on Enforcement: The Subordinate Creditor agrees that it shall not take any steps whatsoever to enforce the Subordinate Debt (including, without limitation, rights of set-off, commencement of bankruptcy proceedings, initiating an action, appointing or making application to a court for an order appointing an agent or a receiver or receiver manager or by any other means of enforcement whatsoever) unless the Subordinate Creditor has provided written notice to the Lender of the occurrence of an event of default under the Subordinate Debt and 180 days has expired from the date of such notice and such event of default has not been cured during such time.

5. Lender's Rights: The Subordinate Creditor agrees that:

         (a) the Lender, in its absolute discretion or in the absolute discretion of any authorized officer or agent, and without diminishing the obligations of the Subordinate Creditor hereunder, may grant time or other indulgences to the Borrower and any other person or persons now or hereafter liable to the Lender in respect of the payment of the Senior Debt;

         (b) the Subordinate Creditor shall not be released or exonerated from its obligations hereunder by extension of time periods or any other forbearance whatsoever, whether as to time, performance or otherwise or by any release, discharge, loss or alteration in or dealing with all or any part of the Senior Debt or by any failure or delay in giving any notice required under this Agreement or under the Senior Debt, the waiver by the Lender of compliance with any conditions precedent to any advance of funds, or by any modification or alteration of the Senior Debt, or by anything done, suffered or permitted by the Lender, or as a result of the method or terms of payment under the Senior Debt or any assignment or other transfer of all or any part of the Senior Debt;

         (c) the Lender shall not be bound to seek or exhaust any recourse against the Borrower or any other person or against the property or assets of the Borrower or any other person or against any security, guarantee or indemnity before being entitled to the benefit of the Subordinate Creditor's obligations hereunder and the Lender may enforce the various remedies available to it and may realize upon the various security documents, guarantees and indemnities or any part thereof, held by it in such order as the Lender may determine appropriate;

         (d) the Subordinate Creditor is fully responsible for acquiring and updating information relating to the financial condition of the Borrower and all circumstances relating to the payment or non-payment of the Subordinate Debt; and

         (e) the Lender shall be entitled to advance its own monies as it sees fit in order to preserve or protect the assets of the Borrower or any part thereof, and all such sums advanced to the extent reasonably advanced to preserve and protect the assets of the Borrower or any part thereof, shall constitute part of the Senior Debt.

6. Liquidation, Dissolution, Bankruptcy, etc.:

         (a) In the event of distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower, or the proceeds thereof, to creditors in connection with the bankruptcy, liquidation or winding-up of the Borrower or in connection with any composition with creditors or scheme of arrangement to which the Borrower is a party, the Lender shall be entitled to receive payment in full (including interest accruing to the date of receipt of such payment at the applicable rate whether or not allowed as a claim in any such proceeding) of the Senior Debt before the Subordinate Creditor is entitled to receive any direct or indirect payment or distribution of any cash or other assets of the Borrower on account of the Subordinate Debt, and the Lender shall be entitled to receive directly, for application in payment of such Senior Debt (to the extent necessary to pay all Senior Debt in full after giving effect to any substantially concurrent payment or distribution to the Lender in respect of the Senior Debt), any payment or distribution of any kind or character, whether in cash or other assets, which shall be payable or deliverable upon or with respect to the Subordinate Debt. To the extent any payment of Senior Debt (whether by or on behalf of the Borrower, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be a fraudulent preference or otherwise preferential, set aside or required to be paid to a trustee, receiver or other similar person under any bankruptcy, insolvency, receivership or similar law, then if such payment is recoverable by, or paid over to, such trustee, receiver or other person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (b) In order to enable the Lender to enforce its rights hereunder in any of the actions or proceedings described in this Section 6, upon the failure of the Subordinate Creditor to make and present on a timely basis a proof of claim against the Borrower on account of the Subordinate Debt or other motion or pleading as may be expedient or proper to establish the Subordinate Creditor's entitlement to payment of any Subordinate Debt, the Lender is hereby irrevocably authorized and empowered, in its discretion and at its sole expense, to make and present for and on behalf of the Subordinate Creditor such proofs of claims or other motions or pleadings and to demand, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Debt. The Subordinate Creditor hereby covenants and agrees not to exercise any voting right or other privilege that it may have from time to time in any of the actions or proceedings described in this Section 6 in favour of any plan, proposal, compromise, arrangement or similar transaction that would defeat: (i) the right of the Lender to receive payments and distributions otherwise payable or deliverable upon or with respect to the Subordinate Debt so long as any Senior Debt remains outstanding; or (ii) the obligation of the Subordinate Creditor to receive, hold in trust, and pay over to the Lender certain payments and distributions as contemplated by this Section 6.

7. Payments Received by the Subordinate Creditor: If, prior to the payment in full of the Senior Debt, the Subordinate Creditor or any person on its behalf shall receive any payment from or distribution of assets of the Borrower or on account of the Subordinate Debt (other than a payment which is authorized by Section 2), then the Subordinate Creditor shall, and shall cause such other person to, receive and hold such payment or distribution in trust for the benefit of the Lender and promptly pay the same over or deliver to the Lender in precisely the form received by the Subordinate Creditor or such other person on its behalf, (except for any necessary endorsement or assignment) and such payment or distribution shall be applied by the Lender to the repayment of the Senior Debt.

8. No Release: This Agreement shall remain in full force and effect without regard to, and the obligations of the Subordinate Creditor hereunder shall not be released or otherwise affected or impaired by:

         (a) any exercise or non-exercise by the Lender of any right, remedy, power or privilege in the Loan Agreement;

         (b) any waiver, consent, extension, indulgence or other action, inaction or omission by the Lender under or in respect of this Agreement, the Loan Agreement or any security held by the Lender;

         (c) any default by the Borrower under, any limitation on the liability of the Borrower or on the method or terms of payment under, or any irregularity or other defect in, the Loan Agreement;

         (d) the lack of authority or revocation thereof by any other party;

         (e) the failure of the Lender to file or enforce a claim of any kind;

         (f) any defence based upon an election of remedies by the Lender which destroys or otherwise impairs the subrogation rights of the Subordinate Creditor or the right of the Subordinate Creditor to proceed against the Borrower for reimbursement, or both;

         (g) any merger, consolidation or amalgamation of any of the Subordinate Creditor or the Borrower into or with any other person; or

         (h) any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting any of the Subordinate Creditor or the Borrower.

9. No Borrower Rights: Nothing contained in this Agreement shall confer any rights or benefits on the Borrower.

10. Further Assurances: The parties hereto shall forthwith, and from time to time, execute and do all deeds, documents and things which may be necessary or advisable, in the reasonable opinion of the Lender's counsel, to give full effect to the subordination continued herein and the rights and remedies of the Lender hereunder, in accordance with the intent of this Agreement.

11. Successors and Assigns:

         (a) This Agreement is binding upon the Lender, the Subordinate Creditor and the Borrower and their respective successors and assigns and, subject to subsection 11(b) below, shall enure to the benefit of the Lender, the Subordinate Creditor, the Borrower, and their respective successors and permitted assigns.

         (b) The Subordinate Creditor shall not be entitled to assign all or any part of its rights and obligations under this Agreement or the Subordinate Debt unless, prior to entering into such assignment, the proposed assignee enters into a written agreement with the Lender pursuant to which the proposed assignee agrees to be bound by the terms hereof in effect as of the date of such assignment and, if reasonably required by the Lender, the Subordinate Creditor delivers to the Lender a favourable opinion of counsel to the proposed assignee confirming the enforceability of such agreement against such proposed assignee, in form and content reasonably satisfactory to the Lender's counsel.

Except in accordance with subsections 11(a) and 11(b) hereof, third parties shall have no rights or benefits under this Agreement.

12. Governing Law: This agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13. Termination: This Agreement shall terminate upon the repayment in full of the Senior Debt.

14. Counterparts: This agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above. CONGRESS FINANCIAL CORPORATION (CANADA)


By: --------------------------------------
         Name:
         Title:


TRIPLE-C-INC.


By: --------------------------------------
         Name:   Curtis W. Russell
         Title:  Chief Operating Officer



SIGNED, SEALED AND DELIVERED                     )
         in the presence of                      )
                                                 )
                                                 )
                                                 )
___________________________________________      )  ___________________________
as to the signature of_____________________      )  ___________________________
                                                 )
                                                 )
                                                 )
                                                 )
                                                 )
                                                 )
                                                 )